SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 1 Exhibit 10.1 Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed. SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT This SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT (“Agreement”) is entered into as of July 26, 2021 (the “Effective Date”) by and between 10x Genomics, Inc., a Delaware corporation, having a place of business at 6230 Stoneridge Mall Road, Pleasanton, CA 94588 (“10x”) and Bio-Rad Laboratories, Inc., a Delaware corporation, having a place of business at 1000 Alfred Nobel Drive, Hercules, CA 94547 (“Bio-Rad”). 10x and Bio-Rad are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” BACKGROUND A. 10x and Bio-Rad are currently parties to the litigations and proceedings described on Schedule 1 hereto (collectively, the “Litigation”); B. The Parties desire to reach a business resolution of disputes between them, including final settlement of the Litigation, without either Party making any admission of infringement, liability or wrongdoing of any kind and without the expenditure of further time and expense with respect thereto; C. As part of the resolution, 10x and Bio-Rad desire to cross-license the other and its Affiliates (as defined below) to certain patents, all on the terms and conditions set forth in this Agreement; and D. Coincident with executing this Agreement, the Parties are entering into: (i) a certain ATAC-seq Patent Sublicense Agreement (the “ATAC-seq Sublicense”); (ii) a certain University of Chicago Patent Sublicense Agreement (the “UChicago Sublicense”); (iii) a certain Lawrence Livermore National Security Patent Sublicense Agreement (the “LLNS Sublicense”); (iv) a certain 10x to Bio-Rad Harvard Patent Sublicense Agreement (the “10x to Bio-Rad Harvard Sublicense”); and (v) a certain Bio-Rad to 10x Harvard Patent Sublicense Agreement (the “Bio- Rad to 10x Harvard Sublicense”). NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. DEFINITIONS / INTERPRETATION As used in this Agreement, capitalized terms have the meanings given thereto in this Article 1 or elsewhere in this Agreement: 1.1. “10x Excluded Patents” means, individually and collectively, any and all of the following: 1.1.1. each patent and patent application listed in Exhibit 1.1;

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 2 1.1.2. each patent and patent application that claims priority to or common priority with or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any of the patents or patent applications identified in Section 1.1.1 (provided that continuation-in-part applications and patents are only included to the extent described in Section 1.1.4); 1.1.3. each patent issuing on any patent application identified in Section 1.1.1 or Section 1.1.2, including any reissues, renewals, reexaminations, substitutions or extensions thereof; 1.1.4. each claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed to subject matter described in, at least one patent or patent application identified in Section 1.1.1, Section 1.1.2, or Section 1.1.3; 1.1.5. each counterpart anywhere in the world (including under the Patent Cooperation Treaty) of any patent or patent application identified in Section 1.1.1, Section 1.1.2, or Section 1.1.3 or of any claim identified in Section 1.1.4; and 1.1.6. each supplementary protection certificate, pediatric exclusivity period, any other patent term extension and exclusivity period and the like of any patent or patent application identified in Section 1.1.1 through Section 1.1.5, inclusive. 1.2. “10x Licensed Field” means the exploitation anywhere in the world of: (a) any and all analyses of any kind (including any detection, preparation, or quantification) of any biological analyte, for which the method or process of the analysis uses one or more Droplet(s); and (b) the research, development, manufacture, supply, and commercialization of methods, processes, systems, instruments, reagents, kits, software and other products for the performance of any analysis identified in clause (a); provided that: (i) in respect of any exploitation of the Chicago Patents pursuant to the UChicago Sublicense, the 10x Licensed Field shall have the meaning ascribed to such term in the UChicago Sublicense; and (ii) in respect of any exploitation of the Harvard/Bio-Rad Patents pursuant to the Bio-Rad to 10x Sublicense, the 10x Licensed Field shall have the meaning ascribed to such term in the Bio-Rad to 10x Harvard Sublicense. 1.3. “10x Patents” means, individually and collectively, any and all of the following: 1.3.1. each patent and patent application listed in Exhibit 1.3; 1.3.2. each patent and patent application that claims priority to or common priority with or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any of the patents or patent applications identified in Section 1.3.1 (provided that continuation-in-part applications and patents are only included to the extent described in Section 1.3.4); 1.3.3. each patent issuing on any patent application identified in Section 1.3.1 or Section 1.3.2, including any reissues, renewals, reexaminations, substitutions or extensions thereof;

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 3 1.3.4. each claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed to subject matter described in, at least one patent or patent application identified in Section 1.3.1, Section 1.3.2, or Section 1.3.3; 1.3.5. each counterpart anywhere in the world (including under the Patent Cooperation Treaty) of any patent or patent application identified in Section 1.3.1, Section 1.3.2, or Section 1.3.3 or of any claim identified in Section 1.3.4; and 1.3.6. each supplementary protection certificate, pediatric exclusivity period, any other patent term extension and exclusivity period and the like of any patent or patent application identified in Section 1.3.1 through Section 1.3.5, inclusive. 1.4. “Affiliate” means, with respect to a Person, any other Person, directly or indirectly, current or future, controlling, controlled by or under the common control with such first Person, whether through the ownership of securities, as a result of contract or otherwise, for so long as such control exists. Accordingly: (a) a Person that was not an Affiliate of a Party as of the Effective Date but thereafter became an Affiliate of a Party (each, a “Joining Affiliate”) or (b) a Person that was an Affiliate of a Party as of the Effective Date, or that was a Joining Affiliate of a Party, but thereafter ceases to be an Affiliate of a Party (each, a “Departing Affiliate”), shall in each case ((a) and (b)) be deemed an Affiliate of such Party only for so long as it is controlling, controlled by or under the common control with such Party. For the purpose of this definition, “control” means direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any type of legal entity other than a corporation, status as a general partner in any partnership, or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a Person, or the ability to cause the direction of the management or policies of a Person. In the case of Persons organized under the laws of certain countries, the Parties acknowledge that the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%) and, in such case, such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such Person. 1.5. “Agreement Patents” means, individually and collectively: (a) with respect to 10x and its Affiliates, any Bio-Rad Patent; and (b) with respect to Bio-Rad and its Affiliates, any 10x Patent. 1.6. “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement. 1.7. “ATAC-seq Patents” means the patents and patent applications subject to the sublicense grant by 10x to Bio-Rad pursuant to the ATAC-seq Sublicense.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 4 1.8. “Bio-Rad/10x Confidentiality Agreement” means that certain Bio-Rad/10x Confidentiality Agreement, dated October 23, 2017 (as amended) by and between Bio-Rad and 10x. 1.9. “Bio-Rad Licensed Field” means the exploitation anywhere in the world of: (a) any and all analyses of any kind (including any detection, preparation, or quantification) of any biological analyte, for which the method or process of the analysis uses one or more Droplet(s) or Well(s); and (b) the research, development, manufacture, supply, and commercialization of methods, processes, systems, instruments, reagents, kits, software and other products for the performance of any analysis identified in clause (a). 1.10. “Bio-Rad Patents” means, individually and collectively, any and all of the following: 1.10.1. each patent and patent application listed in Exhibit 1.10; 1.10.2. each patent and patent application that claims priority to or common priority with or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any of the patents or patent applications identified in Section 1.10.1 (provided that continuation-in-part applications and patents are only included to the extent described in Section 1.10.4); 1.10.3. each patent issuing on any patent application identified in Section 1.10.1 or Section 1.10.2, including any reissues, renewals, reexaminations, substitutions or extensions thereof; 1.10.4. each claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed to subject matter described in, at least one patent or patent application identified in Section 1.10.1, Section 1.10.2, or Section 1.10.3; 1.10.5. each counterpart anywhere in the world (including under the Patent Cooperation Treaty) of any patent or patent application identified in Section 1.10.1, Section 1.10.2, or Section 1.10.3 or of any claim identified in Section 1.10.4; and 1.10.6. each supplementary protection certificate, pediatric exclusivity period, any other patent term extension and exclusivity period and the like of any patent or patent application identified in Section 1.10.1 through Section 1.10.4, inclusive. 1.11. “Brandeis Agreement” means that certain agreement between Brandeis University and Bio-Rad (as successor in interest to RainDance Technologies, Inc.) dated December 22, 2011 related to Brandeis Case 2007-0201. 1.12. “Brandeis Patents” has the same meaning as the definition of “Patent Rights” in the Brandeis Agreement. 1.13. “Chicago Patents” means the patents and patent applications subject to the sublicense grant by Bio-Rad to 10x pursuant to the UChicago Sublicense.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 5 1.14. “Claim” means any claim of any kind that is or could be brought, including any direct claim, counterclaim, third-party claim, contribution claim, indemnity claim, demand, action, cause of action, and any other claim of any kind and nature in law or equity, whether arising under state, federal, international or other law, whether such claim is absolute or contingent, direct or indirect, known or unknown. 1.15. “Confidential Information” means, individually and collectively: (a) the royalty rates, royalty caps, and other payment or financial information set forth in Section 1.37, Section 1.40 and Sections 5.1 through 5.7 (inclusive); and (b) with respect to a Party, any financial and related information: (i) reported by such Party (or its Affiliate or other designee) to (1) the other Party (or to such other Party’s Affiliate or other designee) pursuant to Article 5 or Section 8.3, or (2) any auditor appointed pursuant to Article 5 or Section 8.3; or (ii) learned by the other Party under, or as a result of any actions taken under, Article 5 or Section 8.3. For clarity, Confidential Information (A) includes the royalty payment amounts that are payable or paid by 10x to Bio-Rad under individually (I) Section 5.3.1 with respect to solely any GEM Products (or with respect to products or components thereof falling within the definition of Gem Products) or (II) Section 5.3.2 with respect to solely any Next GEM Products (or with respect to products or components thereof falling within the definition of Next Gem Products), in each case ((I) and (II) for any one or more periods, provided, however, that for any given period hereunder in which the only royalty payment amounts paid or payable by 10x are solely with respect to Next GEM Products, any disclosure by 10x that such royalty payment amounts were paid or payable under this Agreement for such period shall not constitute Confidential Information hereunder, but (B) excludes (I) aggregate royalty payment amounts that are payable or paid by 10x to Bio- Rad under both Sections 5.3.1 and 5.3.2 together with respect to all GEM Products together and all Next GEM Products collectively (without any breakdown of such amount by product or component type) for any one or more periods, (II) the aggregate amount of total royalty payments that are payable or paid by a Party to the other Party under this Agreement or any of the Related Agreements, and (III) the actual or potential aggregate financial or business impact of this Agreement on either Party or its business or prospects, including any effect of the foregoing on either Party’s income statement, balance sheet or other financial statements and any element or part thereof of either Party. 1.16. “Digital PCR Product” means any method, process, system, instrument, reagent, kit, software or other product: (a) the use of which is the quantitation of a target nucleic acid analyte sample by partitioning or dividing the sample and performing PCR in the partitions or divisions and calculating the number of positive and negative partitions or divisions; and (b) is not intended for sequencing. For clarity and notwithstanding the foregoing, for the purposes of this definition: (i) the 10x Chromium, Bio-Rad ddSEQ, and Celsee Genesis products are not Digital PCR Products; and (ii) a product shall not be deemed a Digital PCR Product solely by being compatible with a Digital PCR Product during a sequencing sample preparation workflow (e.g., use of digital PCR for library quantification). 1.17. “Droplet” means a droplet or plug in a water-oil emulsion. Droplet does not include the use of a microwell for partitioning analytes or assay components.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 6 1.18. “Excluded 10x Application” means any: (a) Digital PCR Product; or (b) method, process, system, instrument, reagent, kit, software or other product or service that: (i) incorporates or otherwise utilizes one or more Well(s) for partitioning single cells; (ii) is intended for, or is offered to an end-user for the purpose of, the conduct of in situ analysis of intact tissue (i.e., the detection of an analyte at its native location in a sample); or (iii) is intended for, or is offered to an end-user for the purpose of, the conduct of spatial analysis of intact tissue (i.e., the analysis of the spatial position of an analyte). 1.19. “Excluded Bio-Rad Application” means: (a) any method, process, system, instrument, reagent, kit, software or other product that is intended for, or is offered to an end-user for the purpose of, the conduct of: (i) in situ analysis of intact tissue (i.e., the detection of an analyte at its native location in a sample); (ii) spatial analysis of intact tissue (i.e., the analysis of the spatial position of an analyte); or (iii) prior to December 31, 2024, single cell immune receptor analysis using any barcoded antigen or barcoded MHC multimer, in either case, for binding a B-cell or T-cell receptor; or (b) notwithstanding clause 1.20(a)(iii), any sale of a barcoded MHC multimer during the Term. 1.20. “Field” means: (a) with respect to 10x and its Affiliates, the 10x Licensed Field; and (b) with respect to Bio-Rad and its Affiliates, the Bio-Rad Licensed Field. 1.21. “GEM Product” means any Licensed 10x Product that comprises: (a) a microfluidic chip that uses a flowing carrier fluid to generate Droplets at a junction of two (2) or more microfluidic channels; or (b) an instrument, accessory, or reagent intended for use (whether prior to, concurrent with or after Droplet generation) with such microfluidic chip, including (each as non-exhaustive illustrative examples of the foregoing) the GemCode Controller, Chromium Controllers compatible with microfluidic chips that are GEM Products, and assay kits intended for use with such GemCode Controller and Chromium Controller instruments, including the GemCode long read, Chromium genome/exome, Chromium single cell 3’ gene expression v3.0, Chromium single cell V(D)J v1.0, Chromium single cell CNV, and Chromium single cell ATAC-Seq v1.0 kits. 1.22. “Governmental Authority” means any court, tribunal, arbitrator, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country (including any political subdivision thereof), association of countries, county, or municipality. 1.23. “GnuBIO Patents” means, individually and collectively, any and all of the following: 1.23.1. each patent and patent application listed in Exhibit 1.23; 1.23.2. each patent and patent application that claims priority to or common priority with or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any of the patents or patent applications identified in Section 1.23.1 (provided that continuation-in-part applications and patents are only included to the extent described in Section 1.23.4);

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 7 1.23.3. each patent issuing on any patent application identified in Section 1.23.1 or Section 1.23.2, including any reissues, renewals, reexaminations, substitutions or extensions thereof; 1.23.4. each claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed to subject matter described in, at least one patent or patent application identified in Section 1.23.1, Section 1.23.2, or Section 1.23.3; 1.23.5. each counterpart anywhere in the world (including under the Patent Cooperation Treaty) of any patent or patent application identified in Section 1.23.1, Section 1.23.2, or Section 1.23.3 or of any claim identified in Section 1.23.4; and 1.23.6. each supplementary protection certificate, pediatric exclusivity period, any other patent term extension and exclusivity period and the like of any patent or patent application identified in Section 1.23.1 through Section 1.23.5, inclusive; provided, however, the GnuBIO Patents excludes any patent or patent application (a) for which Bio-Rad does not have enforcement rights granted to Bio-Rad by Harvard or (b) that is sublicensed by Bio-Rad to 10x under the Bio-Rad to 10x Harvard Sublicense Agreement. 1.24. “Harvard” means the legal entity President and Fellows of Harvard College, which is Harvard University. 1.25. “Harvard/10x Patents” means the patents and patent applications subject to the sublicense grant by 10x to Bio-Rad pursuant to the 10x to Bio-Rad Harvard Sublicense. 1.26. “Harvard/Bio-Rad Patents” means the patents and patent applications subject to the sublicense grant by Bio-Rad to 10x pursuant to the Bio-Rad to 10x Harvard Sublicense. 1.27. “Infringement” means: (a) direct or indirect infringement (including inducement or contributory infringement) of any patent; or (b) infringement of any patent under the doctrine of equivalents, in each case of (a) and (b), in any jurisdiction worldwide; and “Infringe”, “Infringes” and “Infringed” have their respective cognate meanings. 1.28. “License” means, with respect to a particular patent or patent application, a right to utilize the subject matter claimed in such patent or patent application, or freedom of suit under such patent or patent application. 1.29. “Licensed 10x Product” means a method, process, system, instrument, reagent, kit, software or other product, the making, using, selling, offering for sale, importing, exporting or other exploitation of which would: (a) but for the Licenses granted in Section 3.1, Infringe a Valid Claim of an Agreement Patent; (b) but for the Licenses granted in the UChicago Sublicense, Infringe a Valid Claim of a Chicago Patent; (c) but for the Licenses granted in the LLNS Sublicense, Infringe a Valid Claim of an LLNS Patent; or (d) but for the Licenses granted in the Bio-Rad to 10x Harvard Sublicense, Infringe a Valid Claim of a Harvard/Bio-Rad Patent; provided that, in each case of (a), (b), (c) and (d), the Licensed 10x Products exclude any method, process, system, instrument, reagent, kit, software or

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 8 other product that comprises an Excluded 10x Application. For clarity, while Licensed 10x Products exclude Digital PCR Products, the foregoing definition expressly includes Licensed 10x Products that are used or incorporated as part of a workflow in which Digital PCR Products are also used or incorporated; provided that, during the term of the licenses, sublicenses and covenants granted to 10x under: (i) Section 3.1 and Section 3.3, (ii) the UChicago Sublicense, (iii) the LLNS Sublicense, and (iv) the Bio-Rad to 10x Harvard Sublicense, in each case, ((i), (ii), (iii) and (iv)), if 10x recommends any specific Digital PCR Products to customers of such Licensed 10x Products in its written user guides for use in such a workflow, such list of recommended Digital PCR Products shall include Digital PCR Products sold or offered for sale by or on behalf of Bio-Rad or any of its Affiliates that are suitable and compatible for use in such a workflow. 1.30. “Licensed 10x Service” means a commercial service provided using a Licensed 10x Product. If a Licensed 10x Service uses a GEM Product and a Next GEM Product, then it shall be treated as a Licensed 10x Service using a Licensed Next GEM Product for purposes of this Agreement. 1.31. “Licensed Bio-Rad Product” means a method, process, system, instrument, reagent, kit, software or other product (including any Digital PCR Product), the making, using, selling, offering for sale, importing, exporting or other exploitation of which would: (a) but for the License granted in Section 3.2, Infringe a Valid Claim of an Agreement Patent; (b) but for the License granted in the ATAC-seq Sublicense would Infringe a Valid Claim of a ATAC- seq Patent; or (c) but for the License granted in the 10x to Bio-Rad Harvard Sublicense Agreement would Infringe a Valid Claim of a Harvard/10x Patent; provided that, in each case of (a), (b) and (c), the Licensed Bio-Rad Products exclude any method, process, system, instrument, reagent, kit, software or other product: (i) the making, using, selling, offering for sale, importing, exporting or other exploitation of which Infringes a Valid Claim of a 10x Excluded Patent; or (ii) that comprises an Excluded Bio-Rad Application. For clarity, subject to Section 3.6.4, Licensed Bio-Rad Products include (A) any device that uses Droplets or Wells to partition single cells for the purpose of introducing nucleic acid barcodes to that cell and (B) any instrument, accessory, or reagent intended for use (whether prior to, concurrent with or after single cell partitioning) with such device, including (each as non-exhaustive illustrative examples that the Parties acknowledge and agree are Licensed Bio-Rad Products that constitute either the foregoing (A) or (B)): the Celsee Genesis instrument, reagents, and consumables including the Celsingle slides and beads and any assay kits or other consumables intended for use with the Celsee Genesis instrument; all versions of the ddSEQ single cell isolator and any assay kits or consumables intended for use with the ddSEQ single cell isolator including all versions of the ddSEQ cartridges, all versions of the ddSEQ M cartridges, all reagents and consumables for use with any version of the SureCell WTA 3’ assay, and all reagents and consumables for use with any version of the SureCell ATAC-Seq assay; and all products that are improvements, enhancements, modifications, derivatives, iterations, variations, or any other versions of the foregoing products. 1.32. “Licensed Bio-Rad Service” means a commercial service provided using a Licensed Bio- Rad Product.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 9 1.33. “Licensed Product” means: (a) with respect to 10x and its Affiliates, any Licensed 10x Product; and (b) with respect to Bio-Rad and its Affiliates, any Licensed Bio-Rad Product. 1.34. “Licensed Service” means: (a) with respect to 10x and its Affiliates, any Licensed 10x Service; and (b) with respect to Bio-Rad and its Affiliates, any Licensed Bio-Rad Service. 1.35. “LLNS” means Lawrence Livermore National Security, LLC and its Affiliates. 1.36. “LLNS Patents” means the patents and patent applications subject to the sublicense grant by Bio-Rad to 10x pursuant to the LLNS Sublicense. 1.37. “Net Revenue” means the amount invoiced or, if no amount is invoiced, the amount or value of any other consideration received by a Party or any of its Affiliates (“Selling Party”) from the sale, transfer or other disposition of Licensed Products or the performance of Licensed Services, in each case, in the Field. Net Revenue excludes the following items (but only as they pertain to the making, using, importing, exporting, selling, performing or other exploitation of Licensed Products or Licensed Services, are included in gross revenue, and are separately documented and, with respect to Section 1.37.1 through Section 1.37.3, inclusive, actually paid by the Selling Party): 1.37.1. import, export, excise, value added, sales and other taxes (excluding taxes on receipts or income), and custom and other similar duties; 1.37.2. costs of insurance, packing, and transportation from the place of manufacture to the end user’s premises or point of installation; 1.37.3. credit or discounts given for returns, allowances, or trades or rejections and other rebates, wholesale chargebacks and refunds; 1.37.4. amounts received from any Affiliate for any Licensed Product or Licensed Service used in such Affiliate’s internal research or development programs; and 1.37.5. amounts received from sales of Licensed Products or Licensed Services between or among a Party or its Affiliates for the resale of such Licensed Product or Licensed Service to a Third Party, provided that Net Revenue includes the amounts received upon such resale. 1.38. “Next GEM Product” means, subject to Section 3.6.3, any Licensed 10x Product that comprises (a) a microfluidic chip that uses step emulsification to generate Droplets or (b) an instrument, accessory, or reagent intended for use (whether prior to, concurrent with or after Droplet generation) with such microfluidic chip, including (each as non-exhaustive illustrative examples that the Parties acknowledge and agree are each Licensed 10x Products that constitute either the foregoing (a) or (b)) Chromium Controllers compatible with microfluidic chips that are Next GEM Products, Chromium Connect, and Chromium X instruments, and assay kits intended for use with these instruments, including the Single Cell Gene Expression (excluding v.3.0), Single Cell Immune Profiling (excluding v.1.0), Single Cell ATAC-Seq (excluding v.1.0), and Single Cell Multiome ATAC + Gene Expression, and all products that are improvements, enhancements, modifications,

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 10 derivatives, iterations, variations, or any other versions of any of the foregoing products. Any Licensed 10x Product that satisfies the requirements as both a GEM Product and a Next GEM Product shall be deemed a GEM Product for purposes of this Agreement. 1.39. “Person” means any individual or firm, association, organization, joint venture, trust, partnership, corporation, company or other collective organization or entity. 1.40. “Quarterly Royalty Cap” means, with respect to each calendar quarter during the corresponding year, an amount set forth in the table below; provided that in any given calendar year where the total royalties due are less than the designated Quarterly Royalty Cap in one or more calendar quarter(s) (such amounts, a “Cap Credit”), and the total royalties due in any other calendar quarters in such calendar year were reduced by virtue of the designated Quarterly Royalty Cap (such reduction, a “Cap Overage”), then such Cap Credit may be set off against such Cap Overage for such calendar year, and any resulting amounts may be added to the royalty payment otherwise due in the fourth (4th) calendar quarter of such calendar year, provided that the total royalties owed across such calendar year do not, on a net basis, exceed the aggregate Quarterly Royalty Cap for such calendar year: Year Quarterly Royalty Cap ([***]) 2021 [***] 2022 [***] 2023 [***] 2024 [***] 2025 [***] 2026 [***] 2027 [***] 2028 [***] 2029 [***] 2030 [***] 1.41. “Related Agreement” has the meaning set forth in Section 10.10. 1.42. “Related Person” means, with respect to a Party: (a) any Affiliate of such Party; or (b) any other Person: (i) involved with the manufacture, use, sale, offer for sale, importation or other exploitation for or on behalf of such Party or any of such Party’s Affiliates, directly or indirectly, of any (A) Released Products and Services or (B) Licensed Products or Licensed Services under this Agreement (including in each case of (A) and (B), any distributors, resellers, wholesalers, franchisees, partners, channel partners, manufacturers, suppliers, vendors, subcontractors, or software providers of such Party or its Affiliates or its or their predecessors-in-interest); or (ii) that is a customer or end user of any such Released Products and Services or any such Licensed Products or Licensed Services (including any direct or indirect customers or end users of such Party or its Affiliates or its or their predecessors-in-interest). 1.43. “Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 11 1.44. “Valid Claim” means any claim of an issued and unexpired patent which has not been: (a) held invalid or otherwise unenforceable by a court of competent jurisdiction from which an appeal has not been taken and cannot be taken, or has otherwise finally been held unpatentable by the appropriate administrative agency from which an appeal has not been taken and cannot be taken; or (b) admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. 1.45. “Well” means each of a number of microwells of identical size and capacity that are arranged in an array having at least 100 microwells per square inch. 1.46. Interpretation. The captions and headings to this Agreement are for convenience only, and are of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections, Exhibits and Schedules to this Agreement and references to this Agreement include all Exhibits and Schedules hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits and Schedules); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (f) provisions that require that a Party or the Parties to “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) neither Party nor any of its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party; (j) the words “intended” and “offered” mean the purpose as shown by labeling, promotion or other clear indication; but, for clarity, a product interoperable, labeled or promoted for use (including as a component of the work flow) with another product which is so intended or offered for a use, does not make such first product also intended or offered for such use; and (k) all references to “$” or “USD” or “U.S. Dollars” hereunder shall mean United States Dollars, and all amounts payable from one Party to another Party hereunder shall be specified and paid in United States Dollars. 2. CONDITION PRECEDENT 2.1. The execution of each of the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, and the Bio-Rad to 10x Harvard Sublicense contemporaneously with the execution of this Agreement is an express condition precedent to this Agreement being of any force or effect, except for this Section 2.1 which shall be effective as of the signing of this Agreement by the last Party to sign this Agreement.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 12 2.2. In the event that any of the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, or the Bio-Rad to 10x Harvard Sublicense is not yet executed as of the signing of this Agreement, all references herein to the “Effective Date” shall be automatically deemed amended without further action by either Party to instead be the date on which the last to be executed of the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, and the Bio-Rad to 10x Harvard Sublicense has been signed by both Parties, and, until such date, this Agreement and the rights, obligations, licenses and covenants described herein shall be of no force or effect, except for this Article 2. 3. LICENSES AND COVENANTS 3.1. To 10x. 3.1.1. Subject to the terms and conditions of this Agreement, Bio-Rad hereby grants 10x a non-exclusive, worldwide, royalty-bearing, irrevocable (except as solely provided in Section 8.2 and Section 8.4) license (with no right to assign, transfer or sublicense, except to Affiliates or as expressly provided herein) under the Bio- Rad Patents to: (a) make, have made, use, have used, sell, offer for sale, import, export and otherwise exploit Licensed 10x Products; and (b) perform and have performed Licensed 10x Services, in each case ((a) and (b)) in the 10x Licensed Field. 3.1.2. Bio-Rad, on behalf of itself, its Affiliates, and their owners and successors and assigns (but not, for clarity, on behalf of The University of Chicago), hereby covenants not to: (a) bring or assert any Claim of Infringement of any Chicago Patent against 10x or any of 10x’s Related Persons, in each case, in any forum anywhere in the world based directly or indirectly on any Licensed 10x Product (other than a GEM Product) or any Licensed 10x Service using such Licensed 10x Product, in each case, in the 10x Licensed Field; or (b) authorize or assist any other Person to take any action that Bio-Rad, its Affiliates, or their owners, successors, or assigns would be prohibited from taking by clause (a). 3.1.3. Bio-Rad, on behalf of itself, its Affiliates, and their owners and successors and assigns (but not, for clarity, on behalf of Harvard), hereby covenants not to: (a) bring or assert any Claim of Infringement of any GnuBIO Patent against 10x or any of 10x’s Related Persons (but excluding, for the purposes of this Section 1.3.3, any Affiliate of 10x that is not an Affiliate of 10x as of the Effective Date), in each case, in any forum anywhere in the world based directly or indirectly on any Licensed 10x Product or any Licensed 10x Service using such Licensed 10x Product, in each case, in the 10x Licensed Field; or (b) authorize or assist any other Person to take any action that Bio-Rad, its Affiliates, or their owners, successors, or assigns would be prohibited from taking by clause (a). 3.1.4. Subject to the terms and conditions of this Agreement, Bio-Rad hereby grants 10x an option, exercisable by 10x during the Term, to obtain (subject to the applicable terms of the Brandeis Agreement as described in this Section 3.1.4 further below,

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 13 including the Parties obtaining all necessary consents pertaining thereto) a non- exclusive, worldwide, royalty-bearing sublicense (with no right to assign, transfer or sublicense, except to Affiliates or as expressly provided therein) under the Brandeis Patents to make, have made, use, have used, sell, offer for sale, import, export and otherwise exploit Licensed Products (for purposes of this Section 3.1.4 only, as defined in the Brandeis Agreement) in the 10x Licensed Field. In order to exercise such option, 10x shall notify Bio-Rad referencing this Section 3.1.4, upon which the Parties will promptly enter into a separate license agreement on terms and conditions substantially similar to the UChicago Sublicense to the extent such terms and conditions are consistent with, and not in conflict with or violation of, the Brandeis Agreement, except: (a) that references to the Chicago Patents shall be replaced by references to the Brandeis Patents; (b) the royalty thereunder shall be: (i) for any Licensed Products where the only royalty due to Bio-Rad from 10x’s exercise of its sublicense under the Brandeis Patents is pursuant to the foregoing sublicense to the Brandeis Patents, [***] of Net Sales (as defined in the Brandeis Agreement) of such Licensed Products; and (ii) for any Licensed Products where any royalty is separately due to Bio-Rad from 10x pursuant to any of this Agreement, the UChicago Sublicense and/or the LLNS Sublicense, then [***] of Net Sales (as defined in the Brandeis Agreement) of such Licensed Products (and, in each case of (i) and (ii), no other consideration shall be due in respect of such sublicense to the Brandeis Patents) and the reporting and payment thereof shall be consistent with Section 4.5 and 4.6 of the Brandeis Agreement in lieu of Section 3.2 of the UChicago Sublicense and Section 5.5 of this Agreement (however, at 10x’s request, Bio-Rad agrees to use good faith efforts (including, if requested by 10x, allowing 10x to participate in discussions with Brandeis) to obtain from Brandeis exceptions from the reporting and record-keeping requirements of Section 4.5 and 4.6 of the Brandeis Agreement that would provide that the reports provided to Bio-Rad to the extent applicable to Licensed Products under Section 5.5 (including the information therein) is sufficient and acceptable to Brandeis; and (c) all provisions of the UChicago Sublicense that are specific to the requirements and obligations set forth in that certain License Agreement by and between the University of Chicago and Bio-Rad dated June 9, 2008, as amended, shall be replaced by such provisions that are specific to or otherwise relate to the requirements and obligations set forth in the Brandeis Agreement. Bio-Rad hereby agrees that if it obtains more favorable payment rates under the Brandeis Agreement on its own behalf or any of Bio-Rad’s other sublicensees (including any reduction due to any royalty-stacking or combination product situation), then it shall obtain and pass through to 10x such reduction pursuant to this Section 3.1.4 of this Agreement. 3.2. To Bio-Rad. Subject to the terms and conditions of this Agreement, 10x hereby grants Bio-Rad a non-exclusive, worldwide, royalty-bearing, irrevocable (except as solely provided in Section 8.2 and Section 8.4) license (with no right to assign, transfer or sublicense, except to Affiliates or as expressly provided herein) under the 10x Patents to: (a) make, have made, use, have used, sell, offer for sale, import, export and otherwise exploit Licensed Bio-Rad Products; and (b) perform and have performed Licensed Bio- Rad Services, in each case ((a) and (b)) in the Bio-Rad Licensed Field.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 14 3.3. CNS. In addition to the licenses and covenants set forth in Section 3.1 and Section 3.2: 3.3.1. Each Party, on behalf of itself, its Affiliates, and their owners and successors and assigns (but not, for clarity, on behalf of such Party’s or Affiliates’ licensors), hereby covenants not to: (a) bring or assert any Claim of Infringement of any CNS Patent against the other Party or any of its Related Persons, in each case, in any forum anywhere in the world based directly or indirectly on any Licensed Product or Licensed Service, in each case, in the Field; or (b) authorize or assist any other Person to take any action that the covenanting Party, its Affiliates, or their owners, successors, or assigns would be prohibited from taking by clause (a); provided that as a condition of the foregoing covenant being granted in respect of any Licensed Products or Licensed Services, any Net Revenues generated in respect of such Licensed Products or Licensed Services shall be royalty-bearing in accordance with Section 5.3.2 or Section 5.4 (as applicable). 3.3.2. For the purpose of this Section 3.3, “CNS Patent” means, with respect to a Party: (a) any patent: (i) owned by such Party or its Affiliate; or (ii) licensed to such Party or its Affiliate pursuant to a written license agreement wherein such Party or Affiliate is granted any right to enforce such patent; provided that the grant of the covenant set forth in Section 3.3.1 above would not violate any obligation of such Party or Affiliate pursuant to, or otherwise conflict with any of the terms of, such written license agreement (and, in respect of any license agreements entered into after the Effective Date, provided that neither Party nor its Affiliates will include any provision in any such agreement primarily for the purpose of a patent not being included as a CNS Patent hereunder), in each case of (i) and (ii): (A) as of the Effective Date; or (B) which such patent is acquired by or licensed to such Party or its Affiliate on or prior to the second anniversary of the Effective Date; (b) any patent that issues from a patent application owned by or licensed to such Party or its Affiliate (pursuant to a written agreement wherein such Party or Affiliate is granted any right to enforce any patents that issue from such patent application) on or prior to the second anniversary of the Effective Date; or (c) any patent owned by or licensed to such Party or its Affiliate claiming priority to or having common priority with any patent in (a) or (b), in each case (a)-(c) (inclusive), where such patent: (1) includes one or more Valid Claim(s) that is or are Infringed by the making, use, sale, offer for sale, importation, exportation or other exploitation of a Licensed Product, Licensed Service or any product or service licensed under the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, or the Bio-Rad to 10x Harvard Sublicense, in each case, within the Field (collectively, “Released Products and Services”); and (2) is not an Agreement Patent, Chicago Patent, LLNS Patent, ATAC-seq Patent, Harvard/10x Patent, Harvard/Bio-Rad Patent, GnuBIO Patent, 10x Excluded Patent or Brandeis Patent. 3.4. Certain Conditions. Any assignment, transfer, license or other conveyance by a Party or any of its Affiliates of any kind of any 10x Patent or Bio-Rad Patent where the assignee, transferee, licensee or other conveyee of such 10x Patent or Bio-Rad Patent has or is granted any right to enforce such 10x Patent or Bio-Rad Patent (a) shall be made expressly

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 15 subject to the provisions of Section 3.3 and (b) shall, in the case of the assignment of any 10x Patent or Bio-Rad Patent to a Third Party, only be assigned as part of an assignment of this Agreement in accordance with Section 10.1.2. 3.5. No Territoriality. If a claim of a patent would be exhausted with respect to a unit of a Licensed Product or performance of a Licensed Service for the Field in the jurisdiction in which such patent was issued, then the Parties agree that such claim shall also be deemed so exhausted with respect to such unit or performance for the Field authorized hereunder anywhere else in the world. 3.6. No Other Rights / Stipulation. 3.6.1. Without limiting the rights and licenses granted under the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, or the Bio-Rad to 10x Harvard Sublicense, (a) no rights or covenants are granted under any patents or other intellectual property rights except as expressly provided herein, whether by implication, estoppel or otherwise, and (b) all rights to the Agreement Patents and other patents not expressly granted in this Agreement are reserved. No right to grant covenants, rights, or sublicenses is granted under any of the rights or licenses set forth in this Agreement, except as otherwise expressly set forth in this Agreement. 3.6.2. 10x acknowledges and stipulates that Bio-Rad or its Affiliate is the owner of the Bio-Rad Patents and the exclusive licensee of the Chicago Patents, LLNS Patents and Harvard/Bio-Rad Patents. Bio-Rad acknowledges and stipulates that 10x or its Affiliate is the owner of the 10x Patents. Accordingly: (a) neither 10x nor its Affiliates will challenge, or assist (including by providing information or documents) or encourage any Third Party to challenge, Bio-Rad’s and its Affiliates’ ownership of any Bio-Rad Patent; and (b) neither Bio-Rad nor its Affiliates will challenge, or assist (including by providing information or documents) or encourage any Third Party to challenge, 10x’s and its Affiliates’ ownership of any of the 10x Patents; provided that neither clause (a) nor clause (b) shall prevent either Party from challenging or disputing any transfer or assignment of any Agreement Patent not in accordance with Section 10.1. 3.6.3. For avoidance of doubt, the Parties agree that, notwithstanding anything else in this Agreement, (a) the 10x Chromium products accused of Infringement in the Litigation, and any product that is an improvement, enhancement, modification, derivative, iteration, variation, or other version of any of such 10x Chromium product (including Chromium Connect, and Chromium X instruments, and assay kits intended for use with these instruments, including the Single Cell Gene Expression (excluding v.3.0), Single Cell Immune Profiling (excluding v.1.0), Single Cell ATAC-Seq (excluding v.1.0), and Single Cell Multiome ATAC + Gene Expression, and all Chromium Controllers compatible with microfluidic chips that are 10x Chromium products), are Licensed 10x Products with respect to the Bio-Rad Patents and (b) such products are and shall remain subject to the royalty obligations under Section 5.3 of this Agreement through 2030.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 16 3.6.4. For avoidance of doubt, the Parties agree that, notwithstanding anything else in this Agreement, (a) the Bio-Rad ddSEQ and Celsee Genesis products accused of Infringement in the Litigation, and any product that is an improvement, enhancement, modification, derivative, iteration, variation, or other version of any of such Bio-Rad ddSEQ or Celsee Genesis products (including the Celsee Genesis instrument, reagents, and consumables including the Celsingle slides and beads and any assay kits or other consumables intended for use with the Celsee Genesis instrument; and all versions of the ddSEQ single cell isolator and any assay kits or consumables intended for use with the ddSEQ single cell isolator including all versions of the ddSEQ cartridges, all versions of the ddSEQ M cartridges, all reagents and consumables for use with any version of the SureCell WTA 3’ assay, and all reagents and consumables for use with any version of the SureCell ATAC- Seq assay), are Licensed Bio-Rad Products with respect to the 10x Patents and (b) such products are and shall remain subject to the royalty obligations under Section 5.4 of this Agreement through 2030. 3.7. Affiliates. A Party’s Affiliates shall be bound by the terms and conditions of this Agreement to the same extent as if each such Person were an original signatory hereto. Each Party shall guarantee the performance of its Affiliates hereunder and be fully responsible for any breach by any such Affiliate of the terms and conditions hereof. For clarity, the rights and covenants set forth in this Article 3 shall not apply to activities of a Person: (a) prior to becoming a Joining Affiliate; or (b) after becoming a Departing Affiliate, provided that the licenses granted hereunder shall continue to encumber each Agreement Patent, and any transfer or other disposition of any Agreement Patent shall remain at all times subject to the rights and covenants set forth in this Article 3. 3.8. Further Obligations. Each Party, on behalf of itself, its Affiliates and their owners and successors and assigns, further covenants to expressly impose the obligations of this Article 3 on any purchaser, assignee or exclusive licensee of any Agreement Patent or part thereof. 4. RELEASES 4.1. Mutual Release. Effective as of the Effective Date, except for those obligations that arise under this Agreement, 10x and its Affiliates, on the one hand, and Bio-Rad and its Affiliates, on the other hand, for themselves and their respective legal predecessors and successors, and each of their respective present and former employees, directors, members, officers, representatives, partners, business entities, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, assignors and assignees (each, a “Related Party”), hereby knowingly and voluntarily fully and forever release and absolutely discharge the other Party and its Affiliates and each of their respective Related Parties from any and all liability arising from or related to: (a) the conduct of the Litigation; (b) the conduct of settlement negotiations (except for representations or obligations expressly included in this Agreement); (c) Claims for Infringement that exist as of the Effective Date: (i) under any Agreement Patent, Chicago Patent, LLNS Patent, ATAC-seq Patent, Harvard/10x Patent, or Harvard/Bio-Rad Patent; or (ii) with respect to any and all Released Products and Services; and (d) any allegations, Claims, or defenses that were asserted in any way in any Litigation from the filing of the complaints through the time of

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 17 the Effective Date of this Agreement in each such Litigation; in each case of (a) through (d), excluding any Claims relating to monies owed pursuant to Section 5.1 or Section 5.2. Each Party and its Affiliates further releases and absolutely discharges the other Party and each of its Related Persons, in each case, from any Claim of Infringement that exists as of the Effective Date anywhere in the world based directly or indirectly on any and all Released Products and Services. The matters released and discharged in this Section 4.1 are referred to herein, individually and collectively, as the “Released Matters.” 4.2. Unknown Claims. The Released Matters include an express, informed, knowing and voluntary waiver and relinquishment to the fullest extent permitted by law. In this connection, each Party acknowledges that it may have sustained damages, losses, costs or expenses as of the Effective Date which are presently unknown and unsuspected with respect to the Released Matters and that such damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future. Each Party further acknowledges that it has negotiated this Agreement taking into account presently unsuspected and unknown Claims, damages, losses, costs and expenses, and each Party voluntarily and with full knowledge of its significance, expressly waives and relinquishes any and all rights it may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on general releases. Each Party voluntarily and with full knowledge of its significance, expressly waives and relinquishes any and all rights it may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on releases. Specifically, each Party hereby expressly waives any rights it may have under California Civil Code Section 1542 (or any other similar law in any jurisdiction) providing that: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” 4.3. Business Resolution. The Parties agree that the terms and conditions of this Agreement represent a negotiated business resolution to the Litigation and the full accord and satisfaction of the settlement thereof and no representation is made that the consideration represents reasonable royalty or otherwise for any Infringement alleged in the Litigation, nor that it expresses or implies an absolute or relative value of the rights and obligations granted hereunder. 5. SETTLEMENT CONSIDERATION/REPORTS 5.1. Up-Front Payments. 5.1.1. In partial consideration for settling the case Bio-Rad Laboratories, Inc. and President and Fellows of Harvard College v. 10x Genomics, Inc., case no. 19-cv- 12533-WGY in the District Court for the District of Massachusetts, 10x shall pay to Bio-Rad a [***] non-creditable, non-refundable settlement fee within fifteen (15) days after the Effective Date.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 18 5.1.2. In partial consideration for settling the case 10x Genomics, Inc. v. Celsee, Inc., case no. 19-cv-00862-CFC in the District Court for the District of Delaware, Bio- Rad shall pay to 10x a [***] non-creditable, non-refundable settlement fee within fifteen (15) days after the Effective Date. 5.2. Past Royalties. 5.2.1. The Parties acknowledge and agree that on or about December 17, 2020, 10x paid Bio-Rad royalties in the amount of [***] in consideration of a license under the Chicago Patents based on the judgment entered by the U.S. District Court for the District of Delaware on November 13, 2018 (in Bio-Rad and University of Chicago v. 10X Genomics case no. 15-cv-152 RGA) that such patents were infringed by the making and selling of GEM Products or the performance of Licensed Services using GEM Products prior to the date of such judgment. 5.2.2. Additionally, in consideration of a license under the Chicago Patents for the period beginning on November 14, 2018 and ending on December 31, 2020, within fifteen (15) days after the Effective Date, 10x shall pay Bio-Rad an amount equal to [***] of Net Revenues of GEM Products and Licensed Services using GEM Products performed, sold, transferred or otherwise disposed of during the period beginning November 14, 2018 and ending December 31, 2020, plus interest (based on the one (1) year constant maturity Treasury yield rate in effect on the date on which such payment would have been due (e.g., quarterly), as published by the Board of Governors of the Federal Reserve System) for the period beginning November 14, 2018 and ending December 31, 2020, and together with such payment, shall provide to Bio-Rad a written report specifying the royalties due and the calculation thereof. 10x hereby confirms that, as of March 31, 2021, the foregoing amount is calculated to be [***]. The foregoing payment obligations in this Section 5.2 may not be set-off against, nor may any credit be claimed in respect of, any past payments made by 10x or any of its Affiliates to Bio-Rad or any of its Affiliates, including the payment (or any portion thereof) of the amount described in Section 5.2.1. 5.2.3. 10x acknowledges that Bio-Rad may provide the foregoing reports provided pursuant to this Section 5.2 to the University of Chicago, LLNS and Harvard as necessary for Bio-Rad to comply with its reporting obligations to each such institution. 5.3. Future Royalty Payments by 10x. 5.3.1. 10x shall pay to Bio-Rad royalties equal to: (a) [***] of Net Revenues of all: (i) GEM Products and Licensed 10x Services using GEM Products, and (ii) other Licensed 10x Products (excluding Next GEM Products) and Licensed 10x Services using Licensed 10x Products (excluding Next GEM Products), in each case of (i) and (ii), from January 1, 2021 through October 31, 2024; and (b) [***] of Net Revenues of (i) GEM Products and Licensed 10x Services using GEM Products, and (ii) Licensed 10x Products (excluding Next GEM Products) and

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 19 Licensed 10x Services using Licensed 10x Products (excluding Next GEM Products), in each case of (i) and (ii), from November 1, 2024, subject to the following provisions of this Section 5.3.1. Notwithstanding the foregoing, the cumulative royalties paid to Bio-Rad by 10x under this Section 5.3.1 from and after November 1, 2024 through December 31, 2030 shall not exceed [***]; accordingly, upon 10x’s payment of [***] under this Section 5.3.1 from and after November 1, 2024, the licenses and covenants in Section 3.1 with respect to GEM Products and Licensed 10x Services using GEM Products and Licensed 10x Products (excluding Next GEM Products) and Licensed 10x Services using Licensed 10x Products (excluding Next GEM Products) shall be fully-paid. Further, the royalty payable to Bio-Rad by 10x under this Section 5.3.1 for the last calendar quarter of 2024 and any subsequent calendar quarter shall not exceed the Quarterly Royalty Cap. 5.3.2. 10x shall pay to Bio-Rad royalties equal to: (a) [***] of Net Revenues of Next GEM Products and Licensed 10x Services using Next GEM Products from the Effective Date through October 31, 2024; and (b) [***] of Net Revenues of Next GEM Products and Licensed 10x Services using Next GEM Products from November 1, 2024 through December 31, 2030, subject to the following provisions of this Section 5.3.2. Notwithstanding the foregoing, the cumulative royalties paid to Bio-Rad by 10x under this Section 5.3.2 shall not exceed [***]; accordingly, upon 10x’s payment of [***] under this Section 5.3.2, the licenses and covenants in Section 3.1 with respect to Next GEM Products and Licensed 10x Services using Next GEM Products shall be fully-paid. Further, the royalty payable to Bio-Rad by 10x under this Section 5.3.2 for any calendar quarter shall not exceed the Quarterly Royalty Cap. 5.4. Royalty Payments by Bio-Rad. Bio-Rad shall pay to 10x royalties equal to: (a) [***] of Net Revenues of Licensed Bio-Rad Products and Licensed Bio-Rad Services (excluding, in each case, Digital PCR Products) from the Effective Date through October 31, 2024; and (b) [***] of Net Revenues of Licensed Bio-Rad Products and Licensed Bio-Rad Services (excluding, in each case, Digital PCR Products) from November 1, 2024 through December 31, 2030, subject to the following provisions of this Section 5.4. Notwithstanding the foregoing, the cumulative royalties paid to 10x by Bio-Rad under this Section 5.4 shall not exceed [***]; accordingly, upon Bio-Rad’s payment of [***] under this Section 5.4, the licenses in Section 3.2 with respect to Licensed Bio-Rad Products and Licensed Bio-Rad Services using Licensed Bio-Rad Products shall be fully-paid. Further, the royalty paid to 10x by Bio-Rad under this Section 5.4 for any calendar quarter shall not exceed the Quarterly Royalty Cap. For clarity, any and all Net Revenues of Bio-Rad for Digital PCR Products shall be royalty-free. 5.5. Royalty Reports / Payment. Within forty-five (45) days after each calendar quarter for which a royalty is due under this Agreement by a Party (the “Payor”) to the other Party (the “Payee”), Payor will provide to Payee a written report specifying the royalties due and the calculation thereof, and shall, together with such report, pay such royalties to the Payee (in the manner described in Section 5.6 below). Information related to the royalties hereunder disclosed to or learned by a Party pursuant to this Section 5.5 or Section 5.8 is

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 20 confidential and shall not be used by such Party or disclosed to any Third Party for any purpose other than to ensure compliance with and the enforcement of this Agreement. Notwithstanding the foregoing, for any royalties due under Section 5.3.1 for the period between January 1, 2021 and the Effective Date, 10x will provide to Bio-Rad, within thirty (30) days after the Effective Date, a written report specifying the royalties due and the calculation thereof, and shall, together with such report, pay such royalties to Bio-Rad (in the manner described in Section 5.6 below). For clarity, 10x is not required to report Net Revenues on a product-by-product or service-by-service basis but only within the general categories of (a) Licensed 10x Products and Licensed 10x Services (other than Next GEM Products and Licensed 10x Services using Next GEM Products) and (b) Next GEM Products and Licensed 10x Services using Next GEM Products. 5.6. Payment Logistics. All payments from Payor to Payee under this Agreement shall be made by wire transfer in USD to the credit of such bank account as may be designated by the Payee to the Payor. Any payment which falls due on a date which is not a business day in the location from which the payment will be made may be made on the next succeeding business day in such location. When conversion of payments from any foreign currency is required to be undertaken by Payor, the USD equivalent shall be calculated using Payor’s then-current standard exchange rate methodology as applied in its external reporting. Any costs for making a payment, such as for a wire transfer, shall be borne solely by the paying Party and may not be credited against or withheld from the amount due to the other Party. 5.7. Taxes. Payee will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Payor, Payor will: (a) deduct such taxes from the payment made to Payee; (b) timely pay the taxes to the proper taxing authority; (c) send proof of payment to Payee; and (d) reasonably assist Payee in its efforts to obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from or minimizing such deductions or withholdings under double taxation laws or similar circumstances. Notwithstanding the foregoing, if (i) either Party redomiciles, designates an Affiliate as payee, or assigns any of its rights or obligations under this Agreement, (ii) as a result of such redomiciliation, designation, or assignment, the other Party is required by Applicable Laws to withhold taxes with respect to any amount payable under this Agreement, and (iii) such withholding taxes exceed the amount of withholding taxes that would have been payable but for such redomiciliation, designation, or assignment, then any amount payable to the other Party pursuant to this Agreement shall be increased to take in account such withholding taxes as may be necessary so that, after making all such required withholdings, the other Party receives an amount equal to the sum it would have received had no such increased withholding been made. 5.8. Records and Audit Rights. 5.8.1. Each Party shall keep complete, true, and accurate books and records in relation to this Agreement in accordance with its standard practices consistently applied; provided that each Party will keep such books and records for at least three (3) years following the year to which they pertain.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 21 5.8.2. Each Party (the “Auditing Party”) may, upon written request to the other Party (the “Audited Party”), cause a nationally-recognized independent accounting firm (which is reasonably acceptable to the Audited Party) (the “Auditor”) to inspect the relevant records of the Audited Party or its Affiliates to verify the amounts payable or collectable by the Audited Party to the Auditing Party hereunder, including the related reports, statements, and books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an undertaking acceptable to the Audited Party by which the Auditor shall agree to keep confidential information reviewed during such audit. The Auditor shall have the right to disclose to the Auditing Party only its conclusions, including a detailed statement of the grounds supporting the conclusions regarding any payments owed or any amount(s) overpaid under this Agreement. 5.8.3. The Audited Party and its Affiliates shall make their records relating to the amounts payable or collectable by the Audited Party to the Auditing Party hereunder available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The records shall be reviewed solely to verify the payments made or received by the Audited Party to the Auditing Party hereunder. Such inspection right shall not be exercised more than once in any year and not more frequently than once with respect to records covering any specific period of time. In addition, the Auditing Party shall only be entitled to audit the relevant books and records of the Audited Party from the three (3) years prior to the year in which the audit request is made. The Auditing Party agrees to hold in strict confidence information received or learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Applicable Law. 5.8.4. The Auditor shall provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party before it is considered final. The Audited Party shall have the right to request a further determination by such Auditor as to matters which the Audited Party disputes within thirty (30) days following receipt of such report. The Audited Party will provide the Auditing Party and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination within thirty (30) days after the dispute notice is provided, which determination shall be limited to the disputed matters. 5.8.5. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, the underpaid or overpaid amount shall be settled promptly and, in any event, within sixty (60) days following the disclosure of such final result. The Auditing Party shall pay for its own costs and the costs of engaging such Auditor, as well as its own expenses associated with enforcing its rights with respect to any payments or collections hereunder; provided, that if the amount discovered by such Auditor in detriment to the Auditing Party is more than five percent (5%) of the total amount due to the

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 22 Auditing Party for the applicable audit period, the fees and expenses charged by the Auditor shall be paid by the Audited Party. 6. DISMISSAL OF LITIGATION; NO ADMISSION 6.1. Dismissal. No later than ten (10) days after the Effective Date, the Parties shall file, or cause to be filed by counsel, a notice of dismissal of all Litigation and all associated claims (including affirmative defenses and counterclaims) in all Litigation as permitted by applicable rules for the particular Litigation (including, if applicable, FED. R. CIV. P. 41(a)(1)(A)(ii)), in the forms set forth in Exhibit 6.1. The Parties shall promptly proceed with any and all additional procedures or actions needed to dismiss the same as set forth below and to minimize all further expenses incurred by each Party relating to the Litigation. Dismissal of the Parties’ and their respective applicable Affiliates’ claims for infringement, violation of the Clayton Act, violation of the Sherman Act, and violation of California Business & Professions Code § 17200 et seq. shall be with prejudice. Dismissal of the Parties’ and their respective applicable Affiliates’ claims or counterclaims for invalidity, unenforceability, and non-infringement shall be without prejudice. 6.2. Enforceability of Dismissal. Each Party acknowledges and agrees that this Agreement is enforceable according to its terms with respect to final dismissal of all claims in the Litigation. 6.3. Attorneys’ Fees and Costs. The Parties agree that each shall bear its own costs and attorneys’ fees relating to the Litigation and to the negotiation of this Agreement. 6.4. No Admission of Liability. Nothing in this Agreement shall be construed as an acknowledgment, admission, concession, or stipulation of liability or wrongdoing by either Party. Accordingly, the Parties agree that the settlement of the Litigation is intended solely as a compromise of disputed claims, counterclaims and defenses. Neither the fact of a Party’s entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto (including the payment of any royalty or other amount hereunder) constitutes an admission or concession by any Party at any time or place of any Infringement, fact, wrongdoing, or liability of any kind by either of the Party or any of its Affiliates regarding liability or the validity of any claim, counterclaim or defense in the Litigation. For clarity, the foregoing shall not limit the provisions of Section 3.6.2, Section 3.6.3 or Section 3.6.4. 7. REPRESENTATIONS AND WARRANTIES 7.1. General. Each Party hereby represents and warrants to the other Party that: (a) it has the power and authority to bind each of its Affiliates hereunder; and (b) as of the Effective Date: (i) it has the legal power, authority and right to enter into this Agreement and to perform all of its obligations hereunder; (ii) it has been duly authorized by all necessary and proper corporate action, where applicable; (iii) it is not in violation of any of its articles or certificates of incorporation or by-laws, where applicable; (iv) it does not require the consent or approval of any other Person in order to make this Agreement a binding and enforceable obligation of such Party; and (v) neither it nor any of its Affiliates has any intention to bring any: (A) Claim with respect to Infringement; or (B) Patent Challenge, in

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 23 each case ((A) and (B)) in any forum against the other Party or any of its Affiliates: (x) in respect of any of its or their Agreement Patents, ATAC-seq Patents, Chicago Patents, LLNS Patents, Harvard/10x Patents or Harvard/Bio-Rad Patents, or any other Valid Claim (or pending claim of any patent application that if it were to issue would be a Valid Claim) owned or controlled by such other Party or its Affiliates as of the Effective Date; and (y) resulting from any past or existing circumstances, events or conditions. 7.2. 10x. 10x represents and warrants that as of the Effective Date: (a) it owns all right, title and interest in and to the 10x Patents; (b) it has the right to grant the licenses with respect to the 10x Patents granted herein; and (c) it has not entered into any agreement or other arrangement pursuant to which it agrees to assign or transfer any right, title or interest (including any right to bring any claim for Infringement in any forum) in or to, or grant any exclusive license or other exclusive right under or with respect to, any of the 10x Patents or any rights to any causes of action, damages or other remedies related to any of the 10x Patents to any Third Party that would diminish or otherwise adversely affect the releases granted by 10x and its Affiliates, or any other rights granted to Bio-Rad, pursuant to this Agreement or any other obligation or covenant of 10x under this Agreement. 7.3. Bio-Rad. Bio-Rad represents and warrants that as of the Effective Date: (a) it owns all right, title and interest in and to the Bio-Rad Patents; (b) it has the right to grant the licenses with respect to the Bio-Rad Patents granted herein; and (c); it has not entered into any agreement or other arrangement pursuant to which it agrees to assign or transfer any right, title or interest (including any right to bring any claim for Infringement in any forum) in or to, or grant any exclusive license or other exclusive right under or with respect to, any of the Bio-Rad Patents or any rights to any causes of action, damages or other remedies related to any of the Bio-Rad Patents to any Third Party that would diminish or otherwise adversely affect the releases granted by Bio-Rad and its Affiliates, or any other rights granted to 10x, pursuant to this Agreement or any other obligation or covenant of Bio-Rad under this Agreement. 7.4. Clarifications. Nothing contained in this Agreement shall be construed as: 7.4.1. a warranty or representation by either Party that any manufacture, sale, use offer for sale, importation or other disposition of products, or performance of services, by the other Party has been or will be free from Infringement of any patents; 7.4.2. an agreement by either Party to bring or prosecute actions or suits against Third Parties for Infringement, or conferring any right to the other Party or any of its Affiliates to bring or prosecute actions or suits against Third Parties for Infringement; 7.4.3. a Party conferring any right to the other Party or any of its Affiliates to use in advertising, publicity, or otherwise, any trademark, trade name or name of such first Party (or of any Affiliate or licensor of such first Party), or any contraction, abbreviation or simulation thereof, without the prior written consent of such first Party; or

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 24 7.4.4. an obligation to furnish any technical information or know-how. 7.5. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 7, SECTION 10.6 OR SECTION 10.10, NEITHER PARTY NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS, MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), INCLUDING NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NOR DO ANY OF THE ABOVE PERSONS ASSUME ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO ANY DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION, PERFORMANCE OR OTHER EXPLOITATION BY THE OTHER PARTY OR ANY OF THE OTHER PARTY’S AFFILIATES OF ANY RELEASED PRODUCTS AND SERVICES. EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND. 8. TERM, TERMINATION AND EXPIRATION 8.1. Term. This Agreement, including the licenses and covenants granted under Section 3.1, Section 3.2 and Section 3.3 of this Agreement, is effective as of the Effective Date and continues (subject to Section 8.2 and Section 8.4) until the expiration of the last surviving patent among the Agreement Patents (such period, the “Term”). 8.2. Termination for Payment Breach. In the event a Party (the “Breaching Party”) breaches any payment obligation under Article 5 (such breach, a “Payment Default”), then the other Party (the “Terminating Party”) may terminate the corresponding license(s) or covenant(s) granted to the Breaching Party upon written notice of termination to such Breaching Party, if the Breaching Party does not (a) remedy in full or (b) dispute in good faith (pursuant to Section 8.3 below) such Payment Default, in each case of (a) or (b), within thirty (30) days after such Terminating Party has provided written notice of such Payment Default to such Breaching Party. The foregoing termination shall be without prejudice to any other right the Terminating Party may have in law or equity. 8.3. Resolution of Good Faith Disputes. In the event the Breaching Party, acting in good faith, disputes an alleged Payment Default, or the Terminating Party, acting in good faith, disputes that a Payment Default has been timely or fully remedied, (such disputing Party, the “Disputing Party”), the Disputing Party shall notify the other Party (“Non-Disputing Party”) in writing of the details of such dispute, and in such writing request that a third party Auditor be appointed as described in Section 5.8 above, with such audit to be performed solely to confirm whether such Payment Default has occurred and whether such Payment Default has been timely and completely remedied. For the avoidance of doubt, such Auditor’s responsibilities in connection with such audit do not include making, and such Auditor shall not make, any determination as to whether or not any product or service constitutes a Licensed Product or Licensed Service; any dispute as to whether any product or service constitutes a Licensed Product or Service is subject to Section 10.5 of this Agreement. Each Party shall be responsible for its own costs incurred in connection with this Section 8.3, and the costs of the Auditor shall be borne by the Disputing Party; provided

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 25 that, in the event the Auditor concludes that no Payment Default has occurred or that such Payment Default has been timely or fully remedied, as the case may be, the costs of the Auditor shall instead be borne by the Non-Disputing Party. Each Party acknowledges and agrees that the Auditor’s conclusions in respect of such dispute: (a) shall be binding on each Party subject to the procedure in Section 5.8.4; and (b) shall conclusively resolve such dispute giving rise to the Terminating Party’s right of termination under Section 8.2 if the Payment Default is not cured within thirty (30) days after such conclusion by the Auditor. 8.4. Patent Challenges. If after the Effective Date, a Party or any of its Affiliates, or any of their respective owners, successors or assigns, initiates any challenge to the patentability, validity or enforceability anywhere in the world (including in inter partes review or reexamination proceedings before the U.S. Patent and Trademark Office or in a European opposition proceeding, or making a third-party pre-issuance submission of prior art to a patent office for consideration in prosecution under 35 U.S.C. 122(e) in the United States or otherwise), ownership, inventorship, or any other right of any Agreement Patent (each, a “Patent Challenge” and each such patent, a “Challenged Patent”) or directly or indirectly instigates, files, participates in, funds, or otherwise actively supports any Patent Challenge to such an Agreement Patent, then from the date of the initiation of such Patent Challenge, (a) each of the licenses and covenants granted herein (i.e., in Sections 3.1 and 3.3, if the challenging Party is 10x, its Affiliate or any of their respective owners, successors or assigns; or in Sections 3.2 and 3.3, if the challenging Party is Bio-Rad, its Affiliate or any of their respective owners, successors or assigns) in respect of such Challenged Patent shall automatically terminate and be of no further force and effect and (b) the non-challenging Party shall not be obligated to indemnify such challenging Party for any claim by any licensor of such non-challenging Party as set forth in Section 10.2.1(b) to the extent such claim relates to such Challenged Patent (subject to the following sentence). The foregoing termination shall be without prejudice to any other right the Parties may have in law or equity; provided, however, that the foregoing termination and relief from indemnification obligations shall, in each case, not occur if: (i) the Party, such Party’s Affiliate or such other Person, in each case, initiating or aiding such Patent Challenge withdraws such challenge or aid within twenty (20) business days after receiving notice from the other Party referencing this Section 8.4 and the specific challenge to be withdrawn; or (ii) in the event of any challenge to validity, the Party, such Party’s Affiliate or such other Person, in each case, initiating or aiding such Patent Challenge is participating solely by way of involuntary impleading or third party discovery. Notwithstanding the foregoing, in the event a Party or any of its Affiliates, or any of their respective owners, successors or assigns instigates, files, participates in, funds, or otherwise actively supports the Patent Challenge or makes a Claim of Infringement of an Agreement Patent against the other Party, then the other Party’s response thereto whether a counterclaim, affirmative defense or otherwise shall not be deemed a Patent Challenge. Notwithstanding the foregoing, in the event that (A) the Patent Trial and Appeal Board (“PTAB”) decides to proceed with any inter partes review proceeding initiated prior to the Effective Date despite the Parties notifying the PTAB of the settlement of the Litigation and seeking to terminate such proceeding or (B) the European Patent Office decides to proceed with any opposition proceeding initiated prior to the Effective Date despite the withdrawal of such opposition by the Party that initiated such opposition, such an event in the case of (A) or (B) shall not be deemed a Patent Challenge so long as such Party does not aid or otherwise participate

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 26 in such inter partes review or opposition proceeding in any manner after providing such termination or withdrawal notice, as applicable. 8.5. Survival. Expiration or termination of this Agreement shall not release either Party of any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. The following provisions shall survive any expiration or termination of this Agreement: Sections 1 (for the purposes of interpreting the other surviving provisions of this Agreement; and for clarity, the last sentence of Section 1.29 shall not survive), 3.5, 3.6, 3.7 (with respect to Affiliates of each Party during the Term, and excluding the proviso in the last sentence), 4, 5.5 - 5.7 (inclusive, with respect to any payment owed but not yet made and, for clarity, including with respect to any payment or reporting obligations pertaining to any of the Related Agreements, to the extent any such Related Agreement remains in effect), 5.8 (with respect to a Party, for a period of twelve (12) months after the last payment is paid or due, whichever is later), 6, 7.1, 7.4, 7.5, 8.5, 9, 10.1.3, 10.2, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.14. 8.6. Limited Right of Termination. Each Party hereby acknowledges that: (a) this Agreement is terminable prior to the expiration of this Agreement as set forth in Section 8.1 solely in the circumstances set forth in Section 8.2 and Section 8.4; (b) this Agreement is otherwise not subject to termination for any other reason, unless mutually agreed upon by both Parties in writing; and (c) this limitation is essential to each Party’s agreement to enter into and be bound to this Agreement. However, the foregoing is not intended to limit the remedies available to a Party hereunder in law (including seeking and obtaining monetary damages) or in equity (other than reformation of this Agreement, which remedy the Parties agree is not available to either Party). 9. CONFIDENTIALITY 9.1. Obligations. Except upon obtaining the other Party’s prior written consent to the contrary, each Party agrees that it will: (a) maintain in confidence, and not disclose to any Person (except as provided in Section 9.2), any of the other Party’s Confidential Information; and (b) not use such other Party’s Confidential Information for any purpose except as contemplated in this Agreement and the Related Agreements. For clarity, any information first exchanged by the Parties pursuant to the Bio-Rad/10x Confidentiality Agreement (including all information exchanged in the course of the negotiation of this Agreement and the Related Agreements) shall continue to be governed by such Bio-Rad/10x Confidentiality Agreement. 9.2. Authorized Disclosure. Each Party may disclose Confidential Information of the other Party, without such other Party’s prior written consent, to its and its Affiliates’ directors, employees, agents, advisers, suppliers, and other Persons who: (a) need to know such Confidential Information to assist such Party in fulfilling its obligations or exploiting its rights under this Agreement (or to determine their interest in providing such assistance); and (b) are bound by confidentiality and non-use obligations no less stringent than those contained in this Agreement. Without limiting the foregoing:

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 27 9.2.1. Disclosure Pursuant to Legal Process. Each Party may also disclose the Confidential Information of the other Party, without such other Party’s prior written consent, to any Person or Governmental Authority, in each case, to the extent that Applicable Law requires such disclosure. In addition, each Party may also disclose Confidential Information of the other Party, without such other Party’s prior written consent, to any Person or Governmental Authority, in each case, to the extent that such disclosure is necessary for obtaining, maintaining, or amending any regulatory filing with a Governmental Authority regarding a Licensed Product or Licensed Service, or satisfying any other applicable regulatory obligation regarding a Licensed Product or Licensed Service. Prior to disclosing the other Party’s Confidential Information under this Section 9.2.1, the disclosing Party, to the extent practicable, will give such other Party a copy of the Confidential Information to be disclosed and provide such other Party a reasonable opportunity (not less than five (5) business days) to comment on the necessity and the text of the proposed disclosure. Such disclosing Party agrees to use good faith diligent efforts to incorporate such comments of the other Party (to the extent consistent with fulfilling its legal obligations) and to reasonably avail itself of available means under Applicable Law to minimize the disclosure of such Confidential Information; 9.2.2. Compelled Disclosure to Governmental Authorities. Subject to Section 9.4, each Party may also disclose the Confidential Information of the other Party, without such other Party’s prior consent, pursuant to an order of a Governmental Authority of competent jurisdiction, provided that it (a) promptly notifies such other Party of the required disclosure in order to provide such Party an opportunity to take legal action to prevent or limit such disclosure and (b) if asked, reasonably assists such other Party in pursuing such action. For the avoidance of any doubt, either Party may disclose the other Party's Confidential Information without advance notice to such other Party with respect to information required to be disclosed in compliance with the requirements of the United States Securities and Exchange Commission, taxing authorities, or stock (or other securities) exchange on which securities issued by a Party are traded; provided that, consistent with Section 9.4, in respect of any such disclosure by a Party to the United States Securities and Exchange Commission or any other stock (or other securities) exchange on which securities issued by a Party are traded, such Party shall, to the maximum extent reasonably possible, submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of such Confidential Information as may be mutually agreed in writing, in advance, by the Parties; and 9.2.3. Other Disclosure. Each Party may also disclose the Confidential Information of the other Party, without such other Party’s prior consent, as is necessary to pursue or defend against a legal or regulatory action by one Party against the other Party with respect to this Agreement or the Related Agreements. A Party disclosing the other Party’s Confidential Information pursuant to this Section 9.2.3 will use reasonable efforts to minimize the disclosure of such other Party’s Confidential Information, including by seeking to file pleadings under seal.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 28 9.3. Press Releases. 9.3.1. The Parties each intend to issue independent press releases promptly following the Effective Date with respect to the signing of this Agreement. A copy of the proposed 10x press release is attached hereto as Schedule 9.3 – Part A (the “10x Press Release”). A copy of the proposed Bio-Rad press release is attached hereto as Schedule 9.3 – Part B (the “Bio-Rad Press Release” and, together with the 10x Press Release, the “Post-Signing Press Releases”). Bio-Rad hereby consents to 10x issuing the 10x Press Release, in the form as shown in Schedule 9.3 – Part A, promptly following the Effective Date; and 10x hereby consents to Bio-Rad issuing the Bio-Rad Press Release, in the form as shown in Schedule 9.3 – Part B, promptly following the Effective Date. Either Party may make any later public statement containing information expressly disclosed in such Post-Signing Press Releases without requiring any further consent of the other Party. 9.3.2. Without limiting Section 9.1, Section 9.2 or Section 9.3.1, if a Party intends to issue a press release or other written public statement concerning this Agreement or any of the licenses, covenants, or other rights granted under this Agreement, or any obligations under this Agreement, it will provide the other Party a draft thereof at least five (5) business days prior to such issuance, and shall obtain such other Party’s written consent to the content of such release or statement prior to any issuance thereof; provided that such other Party’s written approval of such proposed release or statement is not unreasonably withheld, conditioned or delayed (the Parties agree that consent to such release or statement will be deemed given if the reviewing Party is provided such five (5) business days prior notice and does not provide either its consent or written notice withholding consent (and basis therefor) to such draft within such five (5) business day period). Subject to the confidentiality obligations in this Article 9, each Party may issue press releases with regard to such Party’s Licensed Products and Licensed Services provided that such Party shall ensure that each such release and the contents thereof are factually accurate. 9.4. Minimization of Scope of Disclosure. Without limiting Section 9.1 or Section 9.2, in any event described in this Article 9 where a disclosure of the other Party’s Confidential Information is required under any Applicable Law, the Party bound by such requirement shall use reasonable efforts to minimize the scope of such disclosure, including by: (a) minimizing the disclosure of the Confidential Information of the other Party to the utmost extent permissible under Applicable Law, (e.g., by redacting Confidential Information of the other Party from any disclosed materials to the fullest permissible extent); and (b) submitting a request to any appropriate Governmental Authority to the effect that Confidential Information of the other Party be held in confidence to the maximum extent permissible under Applicable Law. 10. GENERAL 10.1. Limitations on Assignment. Subject to the balance of this Section 10.1, neither Party may, directly or indirectly, assign, convey or otherwise transfer this Agreement (whether by

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 29 operation of law or otherwise, including by reason of any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, dissolution, direct or indirect business combination, asset acquisition, exclusive license, tender or exchange offer or other similar transaction) or any of its rights under this Agreement without the prior written consent of the other Party (which consent may not be unreasonably conditioned, delayed or withheld), and any assignment, conveyance or transfer of this Agreement or such rights without such consent will be void. Notwithstanding the foregoing, either Party (the “Assigning Party”) may assign or transfer this Agreement without requiring the consent of the other Party: 10.1.1. to an Affiliate, provided that the Assigning Party guarantees the performance of such Affiliate pursuant to and in accordance with the terms and conditions of this Agreement; 10.1.2. as part of any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, dissolution, direct or indirect business combination, asset acquisition, exclusive license, tender or exchange offer or other similar transaction, in any such case involving the specific business unit or units primarily relating to the exploitation of: (a) in the case the Assigning Party is 10x, the license under the Bio-Rad Patents in Section 3.1 and (b) in the case the Assigning Party is Bio-Rad, the license under the 10x Patents in Section 3.2; provided that: 10.1.2.1. (a) such assignment or transfer of this Agreement is made to a Third Party in connection with an assignment or transfer of: (i) in the case the Assigning Party is 10x, all of 10x’s rights in the 10x Patents and (ii) in the case the Assigning Party is Bio-Rad, all of Bio-Rad’s rights in the Bio-Rad Patents (in each case of (i) and (ii), the “Assigned Patents”), and (b) such assignment or transfer of such Party’s Assigned Patents is made expressly subject to the licenses and covenants granted herein; further provided that, in each case of this Section 10.1.2, [***]; and 10.1.2.2. in the event of any permitted assignment or transfer pursuant to this Section 10.1.2: (a) only products and services that were Licensed Products and Licensed Services of the assigning Party prior to such assignment or transfer shall be Licensed Products or Licensed Services after such assignment or transfer and no products or services of the assignee or transferee or any of its Affiliates (immediately prior to the closing of the applicable transaction) shall become a Licensed Product or Licensed Service; and (b) the assignee or transferee agrees in writing to be bound by the terms of this Agreement. For clarity, this Section 10.1 does not prohibit a Party from granting any security interest or other lien with respect to any Agreement Patent or CNS Patent owned or controlled by such Party in connection with any financing or other business transaction that does not include the right to enforce such Agreement Patent or CNS Patent, provided that such security interest or other lien, as the case may be,

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 30 is expressly subject to the licenses and covenants granted under this Agreement with respect to such Agreement Patent or CNS Patent. 10.1.3. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. 10.2. Indemnification/Limitation of Liability 10.2.1. Mutual Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify and hold harmless the other Party (the “Indemnified Party”) and its Affiliates: (a) from any personal injury or products liability Claims arising in connection with or resulting from the Indemnifying Party’s Licensed Products or Licensed Services; (b) from any Claim by any licensor of the Indemnifying Party of any Agreement Patent, existing as of the Effective Date, against the Indemnified Party or any of its Related Persons under any Agreement Patent with respect to any of the Indemnified Party’s Released Products and Services; and (c) from and against any Claim by a Third Party resulting from: (i) the negligence or willful misconduct by or under authority of the Indemnifying Party or any of its Affiliates; (ii) any breach of the Indemnifying Party’s representations or warranties hereunder; or (iii) any agreement (other than this Agreement or any Related Agreement) between the Indemnifying Party and a Third Party with respect to any Agreement Patent, in each case of (a), (b) and (c), and any resulting costs and expenses (including reasonable attorneys’ fees), losses, damages, settlement and liabilities. 10.2.2. Indemnification Notice. The Indemnifying Party shall have no obligation to hold harmless or indemnify the Indemnified Party or any of its Affiliates for any claim under Section 10.2.1 (a “Indemnified Claim”) unless the Indemnified Party: (a) reasonably promptly notifies the Indemnifying Party in writing of the Indemnified Claim; provided that the Indemnified Party’s failure to give such reasonably prompt written notice to the Indemnifying Party shall not limit the Indemnified Party’s rights under this Section 10.2 except to the extent the Indemnifying Party’s defense of such Indemnified Claim is materially prejudiced by such failure; (b) allows the Indemnifying Party to have sole control of the defense and settlement of the Indemnified Claim using legal counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; and (c) at the Indemnifying Party’s expense, reasonably cooperates with the Indemnifying Party, and provides the Indemnifying Party with reasonable assistance and complete information in its possession or control, with respect to the Indemnified Claim. The Indemnifying Party shall not, without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed), settle or otherwise consent to an adverse judgment in such Indemnified Claim if the same: (i) requires that the Indemnified Party or any of its Affiliates make any payment or bear any other obligations (beyond those required under this Agreement); (ii) includes any admission of wrongdoing or liability on the part of the Indemnified Party or any of its Affiliates; (iii) includes any manner of injunctive or other equitable relief; or (iv) materially diminishes any rights or interest of the

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 31 Indemnified Party or any of its Affiliates. The Indemnifying Party shall have no obligations with respect to such Indemnified Claim if the Indemnified Party makes any material admission (which could reasonably have been resisted), or agrees to any settlement regarding such Indemnified Claim, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. 10.2.3. Limitation of Liability. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY, ITS AFFILIATES, OR SUBCONTRACTORS, OR WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10.2, OR IN CONNECTION WITH A BREACH OF AN OBLIGATION OF CONFIDENTIALITY, NEITHER PARTY NOR ANY OF ITS RESPECTIVE AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, STATUTORY OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. 10.2.4. Insurance. Each Party shall, and shall cause its Affiliates to, have and maintain products liability insurance or self-insurance covering the exploitation of the Licensed Products and performance of the Licensed Services as is customary in the life science industry generally for similarly situated Persons, and shall, upon the other Party’s written request, provide such other Party with reasonable evidence thereof. Maintenance of such insurance or self-insurance shall not relieve either Party of any responsibility under this Agreement for damages in excess of insurance limits or otherwise. 10.3. Irreparable Harm Arising from Breach. The Parties acknowledge that due to the nature of this Agreement, the breach hereof may cause a Party to suffer immediate and irreparable harm for which there is no adequate remedy at law. Accordingly, and in addition to other remedies available to each Party hereunder, in the event of a breach of this Agreement by a Party, the other Party may seek any available equitable relief including specific performance, injunction (whether preliminary or permanent), and accounting of profits, in each case, without the posting of bond or other security. 10.4. Governing Law. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of California, without reference to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 32 10.5. Jurisdiction. The Parties agree: (a) that all disputes and litigation regarding this Agreement, its construction and matters connected with its performance be subject to the exclusive jurisdiction of the state and federal courts located in Santa Clara County in the State of California (the “Courts”); and (b) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Courts. The Parties hereby waive any challenge to the jurisdiction or venue of the Courts over these matters. 10.6. Sophisticated Parties Represented by Counsel. The Parties each acknowledge, accept, warrant and represent that they are sophisticated Parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice. 10.7. Bankruptcy. The Parties acknowledge and agree that the Agreement Patents are “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code, as the same may be amended from time to time (the “Code”), to which rights have been granted hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if a Party or any of its successors or assignees who own or control any Agreement Patent elects to reject, or a trustee on behalf of it elects to reject, this Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Code, or if this Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to Section 365 of the Code for any reason, this Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Code and a Party or its Affiliates (or any successors or assigns, as applicable) will retain (and notice shall be deemed to have been given) its rights under this Agreement in accordance with Section 365(n) of the Code. Each Party irrevocably waives all arguments and defenses arising under the Code or successor provisions to the effect that Applicable Law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of this Agreement by any party in a case under the Code to the extent that such consent is required. Any change of control resulting from any such bankruptcy proceeding shall remain subject to the terms and conditions of this Agreement. 10.8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by: (a) a reliable overnight courier service, costs pre-paid and return receipt requested; or (b) prepaid registered or certified mail, return receipt requested, in each case, to the other Party at the address below or to such other address for which such Party shall give notice hereunder. Such notice shall be deemed to have been given one (1) day after the date of sending if by overnight courier service, or five (5) days after the date of sending by registered or certified mail, except that notice of change of address shall be effective only upon receipt by the recipient Party. To Bio-Rad: Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547 Attn: General Counsel

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 33 To 10x: 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, CA 94588 Attn: General Counsel 10.9. Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith to enforce a substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision. 10.10. Entire Agreement. The Parties acknowledge, accept, warrant and represent that: (a) this is an enforceable agreement; (b) this Agreement together with the ATAC-seq Sublicense, the UChicago Sublicense, the LLNS Sublicense, the 10x to Bio-Rad Harvard Sublicense, and the Bio-Rad to 10x Harvard Sublicense (collectively, the “Related Agreements”) embody the entire and only understanding between the Parties with respect to the subject matter of this Agreement and the Related Agreements, and merges, supersedes and cancels all previous representations, warranties, assurances, conditions, definitions, understandings or any other statement, express, implied, or arising by operation of law, whether oral or written, whether by omission or commission between and among them with respect to the subject matter of this Agreement (except the Bio-Rad/10x Confidentiality Agreement shall remain in effect in accordance with its terms); (c) no oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement; (d) the language of this Agreement has been approved by counsel for each of them, and shall be construed as a whole according to its fair meaning; and (e) neither Party (nor its respective counsel) shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise with respect to this Agreement. 10.11. Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights or provision of this Agreement, will be effective unless in writing and executed by a duly authorized representative of each Party. The waiver of any breach or default will not constitute a waiver of any other right or provision of this Agreement hereunder or any subsequent breach or default. 10.12. Counterparts. This Agreement may be executed in counterparts or duplicate originals, each of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile (including scanned and emailed) signatures and such signatures shall be deemed to bind each Party as if they were original signatures. 10.13. Duty to Effectuate. The Parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT Page 34 10.14. Use of Trademarks. Neither Party may use any trademarks, logos, or symbols of or associated with the other Party or any of its Affiliates or licensors without the prior written permission of such other Party or licensors. The foregoing restriction shall not apply to any information required by Applicable Law to be disclosed to any governmental entity. [Signature Page Follows]

SIGNATURE PAGE TO SETTLEMENT AND PATENT CROSS LICENSE AGREEMENT IN WITNESS WHEREOF, each Party hereby executes this Settlement and Patent Cross License Agreement by its duly authorized official effective as of the Effective Date. Bio-Rad Laboratories, Inc. By: /s/ Annette Tumolo Name: Annette Tumolo Title: Executive Vice President President, Life Science Group Date: July 26, 2021 10x Genomics, Inc. By: /s/ Eric Whitaker Name: Eric Whitaker Title: General Counsel Date: July 26, 2021

Schedule 1 —Litigation Bio-Rad Laboratories, Inc. and The University of Chicago v. 10x Genomics, Inc., Civil Action No. 15-152 (D. Del.); Federal Circuit Appeal Nos. 2019-2255, 2019-2285 In the Matter of Certain Microfluidic Devices, International Trade Commission Investigation No. 337-TA-1068; Federal Circuit Appeal No. 2020-1785; Federal Circuit Appeal Nos. 2020-1475, 2020-1605 Bio-Rad Laboratories, Inc. v. 10x Genomics, Inc., Civil Action No. 3:17-cv-04339 (N.D. Cal.) Bio-Rad Laboratories, Inc. v. 10x Genomics, Inc., Civil Action No. 3:20-cv-03207 (N.D. Cal.) In the Matter of Certain Microfluidic Systems and Components Thereof and Products Containing Same, International Trade Commission Investigation No. 337-TA-1100; Federal Circuit Appeal No. 2020-1785 10x Genomics, Inc. v. Bio-Rad Laboratories, Inc., Civil Action No. 4:18-cv-00209 (N.D. Cal.) Bio-Rad Laboratories, Inc. v. 10x Genomics, Inc., Civil Action No. 18-1679 (D. Del.) 10x Genomics, Inc. v. Celsee, Inc., Civil Action No. 19-00862 (D. Del.) Bio-Rad Laboratories, Inc. and President and Fellows of Harvard College v. 10x Genomics, Inc. Civil Action No. 19-1699 (D. Del) Bio-Rad Laboratories, Inc. and President and Fellows of Harvard College v. 10x Genomics, Inc.; 10x Genomics, Inc. and President and Fellows of Harvard College v. Bio-Rad Laboratories, Inc. and President and Fellows of Harvard College, Civil Action No. 19-cv-12533 (D. Mass.) Bio-Rad Laboratories, Inc. v. 10x Genomics, Inc., Regional Court of Munich I: 21 O 2631/18; Higher Regional Court of Munich: 6 U 7129/19 (German Utility model DE 20 2011 110 979 and EP 3132844) 10x Genomics B.V. v. Bio-Rad Laboratories, Inc., German Patent and Trademark Office (cancellation proceedings against German Utility model DE 20 2011 110 979) 10x Genomics B.V. v. Bio-Rad Laboratories, Inc., German Federal Patent Court: 4 Ni 1/21 (EP) (nullity proceedings against EP 3132844) IPR2020-00086 (9,562,837) IPR2020-00087 (9,562,837) IPR2020-00088 (9,896,722) IPR2020-00089 (9,896,722) IPR2020-01180 (8,871,444) IPR2020-01181 (8,871,444) IPR2020-01467 (9,919,277)

IPR2020-01468 (9,919,277) IPR2021-00132 (10,190,115) IPR2021-00133 (10,190,115) Opposition to EP3013957B1 filed by Bio-Rad Laboratories, Inc.

Exhibit 1.1 – 10x Excluded Patents [***]

Exhibit 1.3 – 10x Patents [***]

Exhibit 1.10 – Bio-Rad Patents [***]

Exhibit 1.23 – GnuBIO Patents [***]

Exhibit 6.1 – Forms of Motion [Forms]

Exhibit 9.3 – Part A 10x Press Release [10x Press Release]

Exhibit 9.3 – Part B Bio-Rad Press Release [Bio-Rad Press Release]